NEXMED, INC.

AGREEMENT EVIDENCING THE GRANT OF A
NON-QUALIFIED STOCK OPTION UNDER THE
NEXMED, INC. RECOGNITION AND RETENTION
STOCK INCENTIVE PLAN TO _______________

Agreement (this "Agreement") effective as of November 1, 2004 (the "Grant Date"), between NexMed, Inc., a Nevada corporation (the "Company"), and _________ ("Grantee").

1.   Grant of Option. Pursuant to the NexMed, Inc. Recognition and Retention Stock Incentive Plan (the "Plan"), the Company hereby grants to Grantee, as of the Grant Date, a non-qualified stock option (the "Option"), to purchase an aggregate of ______ shares (the "Option Shares") of Common Stock of the Company (the "Common Stock") at a price of $_____ per share subject to adjustment and the other terms and conditions set forth herein and in the Plan.

2.  Grantee Bound by Plan. Enclosed is a copy of the Plan, which is incorporated herein by reference and made a part hereof. The Plan shall govern all aspects of this Agreement except as otherwise specifically stated herein. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. The Plan should be carefully examined before any decision is made to exercise this Option.

3.  Exercise of Option. (a) Vesting. Subject to the earlier termination of the Option as provided herein and in the Plan, the Option may be exercised, by written notice to the Company at any time and from time to time after the Grant Date, but, except as otherwise provided below, such Option shall not be exercisable for more than the number of Option Shares which are then vested. This Option shall vest in _______ installments as follows:

(i)  ___% of the Stock Option Shares (which represents _______ Stock Option Shares) shall vest immediately;
(ii)  ___% of the Stock Option Shares (which represents _______ Stock Option Shares) shall vest on the date of the ____ Annual Meeting of Shareholders.

(b) Early Expiration of Option. (i) Upon the termination of the Grantee's service with the Company (including any subsidiary thereof) for any reason, including death, any portion of the Option granted hereunder that is not vested and exercisable on the date of such termination shall automatically expire and be forfeited as of such date and the vested portion of the Option shall expire in accordance with subsections (ii) and (iii) of Section 3(b), or, in the event of the Grantee's death, Section 5, as applicable;

(ii) In the event that the Grantee's service with the Company (including any subsidiary thereof) is terminated for Cause, the Grantee shall automatically forfeit his right to exercise any portion of the Option granted hereunder which shall automatically be cancelled effective on the date of such termination.

(iii) If, however, the Grantee's service is terminated for any reason other than for Cause, any portion of the Option granted hereunder that is vested but has not been exercised as of the date of such termination shall automatically expire, if not exercised, on the ninetieth (90th) day following Grantee’s termination of service with the Company, provided, however, that if the Grantee’s service terminates due to his retirement or permanent disability, the portion of the Option that is vested but has not been exercised as of the date of the Grantee’s termination of service due to retirement or permanent disability shall remain exercisable, subject to the terms and conditions of Section 3 (c) of this Agreement, for a period of one year following the date of the Grantee’s termination of service with the Company.

(c)  Normal Expiration of Option. This Option shall not be exercisable after the tenth anniversary of the Grant Date. This Option may not be exercised for a fraction of a share of Common Stock. Unvested Options are subject to cancellation as provided in the Plan.

(d)  Accelerated Vesting. All of the Grantee's outstanding but unvested stock options shall vest immediately upon the occurrence of a Change in Control (as defined in Appendix A hereto).

4.  Conditions to Exercise. This Option may not be exercised by Grantee unless the following conditions are met:

(a) Securities Requirements. Legal counsel for the Company must be satisfied at the time of exercise that the issuance of Option Shares upon exercise will be in compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable United States federal, state, local and foreign laws; and

(b) Payment of Exercise Price. At the time of exercise of all or any portion of the Option, the Grantee must pay the full purchase price for the Option Shares being purchased hereunder (i) in cash (or by certified check) or (ii) by delivery of shares of Common Stock previously acquired by the Grantee or (iii) through a combination of option (i) and (ii). Details with respect to the methods for exercise, payment and delivery of Option Shares, including requirements for the payment of withholding taxes applicable thereto are as set forth in the Plan.

5.  Transferability. This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, except by will or the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Grantee hereunder). During Grantee's lifetime, the Option shall only be exercisable by Grantee. If Grantee or anyone claiming under or through Grantee attempts to violate this Section 5, such attempted violation shall be null and void and without effect, and the Company's obligation hereunder shall terminate. If at the time of Grantee's death this Option has not been fully exercised, Grantee's estate or any person who acquires the right to exercise this Option by bequest or inheritance or by reason of Grantee's death may, at any time within one year after the date of Grantee's death (but in no event after the expiration of two years from the Grant Date), exercise this Option with respect to the number of shares, determined under Section 3 above, as to which Grantee could have exercised the Option at the time of Grantee's death. The applicable requirements of Section 4 above must be satisfied in full at the time of such exercise.

6.  Administration. Any action taken or decision made by the Company, the Board or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

7.  No Rights as Stockholder. Unless and until a certificate or certificates representing shares of Common Sock shall have been issued to Grantee (or any person acting under Section 5 above), Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of the Option.

8.  Investment Representation. Grantee hereby acknowledges that the shares of Common Stock which Grantee may acquire by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Grantee also agrees that the shares of Common Stock which Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

9.  Listing and Registration of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon an exercise of this Option until registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may reasonably in good faith consider appropriate.

10.  Notices. Any notice hereunder to the Company shall be addressed to the Company, NexMed, Inc., 350 Corporate Blvd., Robbinsville, NJ 08691, Attention: Secretary, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

11.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

12.  Governing Law. The validity, construction, interpretation administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Nevada.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

NexMed, Inc. ______________________

GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE NEXMED, INC. RECOGNITION AND RETENTION STOCK INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF SERVICE BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

Grantee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan thereof except as otherwise specifically stated in this Option Agreement. Grantee has reviewed the Plan and this Option Agreement in this entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

GRANTEE ______________________

Appendix A
Change in Control

For the purpose of this Agreement, a "Change in Control" shall be deemed to have taken place if:

A. Individuals who, on the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that, no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

B. Any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Voting Securities"); provided, however, that, the event described in this paragraph B shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any subsidiary of the Company in which the Company owns more than 25% of the combined voting power of such entity (a "Subsidiary"), (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding the Company's Voting Securities pursuant to a public offering of such Voting Securities, (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph C immediately below), (v) pursuant to any acquisition by Executive or by any Person which is an "affiliate" (within the meaning of 17 C.F.R. § 230.405) of Executive (an "Excluded Person");

C. The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than 25% of the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the "Parent Corporation"), is represented by the Company's Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Company's Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no Person (other than (A) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or (B) an Excluded Person is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction");

D. A sale of all or substantially all of the Company's assets, other than to an Excluded Person;

E. The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

F. Such other events as the Board may designate.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company's Voting Securities as a result of the acquisition of the Company's Voting Securities by the Company which reduces the number of the Company's Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.